UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 30, 2007

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

90 North Broadway, Irvington, New York 10533
(Address of principal executive offices, including Zip Code)

 (914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Eric M. Millar

On August 30, 2007, Prestige Brands Holdings, Inc. (the “Company”) entered into an Agreement with Dr. Eric M. Millar (the “Millar Agreement”), the Company’s Senior Vice President – Operations, which superseded Dr. Millar’s Amended and Restated Senior Management Agreement dated as of February 4, 2005 (the “Millar Senior Management Agreement”), filed as Exhibit 10.29.11 to the Company’s Form S-1/A filed on January 26, 2005 and incorporated herein by this reference).  Under the Millar Agreement, Dr. Millar will resign as an officer of the Company on a date to be chosen by the Company, but in any event prior to September 30, 2007 (the “Resignation Date”).  Until the Resignation Date, Dr. Millar’s primary responsibility to the Company will be transitioning his position to his replacement and during such period Dr. Millar will receive his current salary and benefits.  Effective on the Resignation Date, Dr. Millar will become a “Work At Home” employee of the Company for a period of one year (the “Work At Home Period”) during which period Dr. Millar will provide advice, information or guidance to the Company on an as needed basis.  During the Work At Home Period, Dr. Millar will receive a salary at an annual rate of $213,000, subject to applicable withholding taxes, payable in accordance with the Company’s normal payroll practices.  Dr. Millar will not be eligible to receive a bonus for the fiscal year ending March 31, 2008; provided, however, on or about May 1, 2008, Dr. Millar will receive a payment equivalent to the greater of (i) the bonus paid for the fiscal year ending March 31, 2007; or (ii) a target bonus of 45% of Dr. Millar’s salary paid during the Work At Home Period.  Dr. Millar also acknowledged and agreed in the Millar Agreement that he will not be eligible to receive any future Long-Term Incentive Awards in calendar years 2007 and 2008, or at any time subsequent thereto.

The Millar Agreement contains customary provisions for an executive separation agreement which include, among other things, a general release of claims against the Company and confidentiality and non-competition provisions.

With regard to Dr. Millar’s Carried Shares (as defined in the Millar Senior Management Agreement), the provisions contained in the Millar Senior Management Agreement relating to the Carried Shares are incorporated by reference into the Millar Agreement.  Pursuant to the terms of the Millar Agreement, Dr. Millar’s Carried Shares will continue to vest on a straightline pro rata basis through the expiration of the Work At Home Period.  Any Carried Shares that have not vested at the expiration of the Work At Home Period will be repurchased by the Company so long as Dr. Millar has not breached the terms of the Millar Agreement.  The sale of any vested Carried Shares or Co-invest Common Shares (as defined in the Millar Senior Management Agreement) will be subject to the applicable terms of the Millar Agreement and the Millar Senior Management Agreement.  During the term of the Millar Agreement, in the event of any change in control of the Company or the death or disability of Dr. Millar, all of Dr. Millar’s unvested Carried Shares shall immediately vest.  In addition, if Dr. Millar dies or is disabled during the Work At Home Period, all amounts payable to Dr. Millar pursuant to the Millar Agreement shall be paid to Dr. Millar’s estate or Dr. Millar, as applicable, as though he had fully performed all of his obligations under the Millar Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2007		PRESTIGE BRANDS HOLDINGS, INC.

	By:	/s/ Charles N. Jolly
Name: Charles N. Jolly
Title: General Counsel and Secretary